UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2008

Red Mile Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50814 (Commission File Number)	20-4441647 (IRS Employer Identification Number)

223 San Anselmo Way, #3
San Anselmo, CA 94960
(Address of principal executive offices) (Zip Code)

(415) 339-4240
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On December 30, 2008, Red Mile Entertainment, Inc. (“Red Mile”) entered into a Standstill Agreement (the “Standstill Agreement”) with SilverBirch Inc., an Ontario (Canada) corporation (“SilverBirch”), (Red Mile, together with SilverBirch, the “Parties”).

As previously disclosed in the Current Report on Form 8-K filed by Red Mile on December 5, 2008 with the Securities and Exchange Commission (the “Commission”), Red Mile sent written notice (“Termination Notice”) to SilverBirch on December 3, 2008 that Red Mile terminated the Agreement and Plan of Merger (“Merger Agreement”) dated October 7, 2008 with SilverBirch, effective December 3, 2008, under Section 9.2(c) of the Merger Agreement pursuant to authorization of Red Mile’s board of directors. Red Mile’s termination was based on the material breach of the Merger Agreement by SilverBirch.  A copy of the Merger Agreement was filed as Exhibit 2.1 to Red Mile’s Current Report on Form 8-K filed with the Commission on October 14, 2008.

Also as previously disclosed in the Current Report on Form 8-K filed by Red Mile on December 5, 2008 with the Commission, SilverBirch had advanced $750,000 Canadian Dollars  (the “Advance”) to Red Mile pursuant to a secured credit agreement dated May 7, 2008, as amended by the parties on October 7, 2008 to extend the maturity date (the “Facility”).  By its terms, the Facility obligated Red Mile to repay all amounts advanced under the Facility within fifteen days after termination of the Merger Agreement.  In response to Red Mile’s Termination Notice, Red Mile received a demand from SilverBirch on December 3, 2008 for repayment of the Advance, with interest, by December 18, 2008.

Pursuant to the Standstill Agreement, SilverBirch asserts that Red Mile is in default under one or more of the terms of the Facility and Red Mile asserts that it has claims against SilverBirch under the Merger Agreement and defenses under the Facility.

In connection with the Standstill Agreement, the Parties have agreed to forbear and standstill from exercising their respective rights and remedies against each other during the “Standstill Period”. Such period commences on December 30, 2008 and ends on the “Standstill Termination Date”, the date which is the earlier of: (i) the date of the payment of the Final Settlement Payment (as such term is defined below); (ii) July 31, 2009; or (iii) the date that SilverBirch gives written notice to Red Mile of SilverBirch’s election to terminate the Standstill Period in the event Red Mile breaches or fails to comply with any of the terms of the Standstill Agreement “Early Termination”.

Under the Standstill Agreement, Red Mile has agreed to pay SilverBirch the following amounts in Canadian Dollars on the following dates:

(1)	$50,000 upon execution of the Standstill Agreement;
(2)
$225,000 on the earlier of: (i) Red Mile achieving certain development milestones in connection with development of it’s Heroes Over Europe game and receiving the next co-publishing installment payment from it’s co-publishing partner; and (ii) February 6, 2009;

(3)
$250,000 on the earlier of: (i) Red Mile achieving the next succeeding milestone following the aforementioned milestone and receiving applicable co-publishing installment payment from it’s co-publishing partner; and (ii) March 20, 2009; and

(4)	$75,000 on the earlier of: (i) Red Mile signing a publishing agreement in connection with another game it has under development; and (ii) July 31, 2009.

Each of the above-referenced payments are referred to as “Settlement Payment Installments” and collectively, the four Settlement Payment Installments are referred to as the “Final Settlement Payment.”

Subject to timely payment of the Final Settlement Payment by Red Mile, the Parties have agreed to fully and forever irrevocably, unconditionally and completely release, remise, acquit and discharge each Party and its respective heirs, successors, assigns, representatives, subsidiaries, affiliates and divisions, and the respective officers, directors, shareholders, agents, employees, representatives, successors and assigns of each of the foregoing, from all claims, liabilities and causes of action whatsoever including, without limitation, those arising out of the documents related to the Advance and the Merger Agreement.

The foregoing description of the Standstill Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated by reference into this Item 1.01.

Section 2 – Financial Obligations

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 of this Form 8-K, which contains a description of the payment obligations,  is hereby incorporated by reference into this Item 2.03.

Safe Harbor for Forward-Looking Statements

Statements in this Current Report may contain, in addition to historical information, certain forward-looking statements. All statements included in this Current Report concerning activities, events or developments that Red Mile expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Additional information on risks, uncertainties and factors is included in Red Mile’s Annual Report on Form 10-KSB, Quarterly Reports on Form 10-Q and other documents filed with the Commission.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Standstill Agreement among SilverBirch Inc. and Red Mile Entertainment, Inc. dated December 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Mile Entertainment, Inc.

	By:	/s/ Chester P. Aldridge
Chester P. Aldridge
Chief Executive Officer
Date: January 5, 2008